UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

Network Equipment Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10255	94-2904044
(State of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6900 Paseo Padre Parkway, Fremont, California 94555 ph: (510) 713-7300

(Address of principal executive offices, including zip code, and telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, the Compensation Committee of the Board of Directors (the “Committee”) approved an increase to the base annual salary of David Wagenseller to $325,000, effective as of April 2, 2012, when he became the Company’s acting President and Chief Executive Officer. In this role, he will also receive a car allowance of $500 per month.

The Committee also approved an increase to the base annual salary of Karen C. Carte to $225,000, effective as of April 2, 2012, when she assumed the role of acting Chief Financial Officer in addition to her duties as Chief Accounting Officer.

The Committee also approved performance-based incentive compensation schedules for fiscal 2013 for Francois Le, Vice President, Global Sales, and for James T. Fitzpatrick, Vice President, Federal Sales and President of the Company’s subsidiary, N.E.T. Federal, Inc.

The schedule for Mr. Le provides for a target annual commission payment of $200,000 based on a sales goal of 100% of the Company’s annual plan for product sales within its commercial business. The actual amount payable to Mr. Le depends on the extent to which actual performance meets, exceeds, or falls short of this sales goal. The amount of incentive earned is determined by multiplying the annual target payment by the percent of the sales goal achieved, such that at 100% of the sales goal he would receive $200,000 in commission payments. For sales beyond 100% of the goal, a multiplier will be applied, whereby the commission payable for sales between 100% and 110% of the goal will be multiplied by a factor of 1.2, and the commission payable for sales exceeding 110% of the goal will be multiplied by a factor of 1.5.

The schedule for Mr. Fitzpatrick provides for a target annual commission payment of $200,000 based on a sales goal of 100% of the Company’s annual plan for product sales within its federal government business. The actual amount payable to Mr. Fitzpatrick depends on the extent to which actual performance meets, exceeds, or falls short of this sales goal. The amount of incentive earned is determined by multiplying the annual target payment by the percent of the sales goal achieved, such that at 100% of the sales goal he would receive $200,000 in commission payments. For sales beyond 100% of the goal, a multiplier will be applied, whereby the commission payable for any such sales will be multiplied by a factor of two.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012

Network Equipment Technologies, Inc.

By:	/s/ FRANK SLATTERY
Name:	Frank Slattery
Title:	Vice President and General Counsel